Exhibit 99.2

EL PASO PIPELINE PARTNERS, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements
As of September 30, 2010 and for the Nine Months Ended September 30, 2010 and 2009
and the Years Ended December 31, 2009, 2008 and 2007

Introduction

On November 12, 2010, El Paso Pipeline Partners, L.P. (“EPB”) entered into a contribution agreement to acquire an additional 49 percent member interest in each of Southern LNG Company, L.L.C. (“SLNG”) and Elba Express Company, L.L.C. (“Elba Express”) and an additional 15 percent general partner interest in Southern Natural Gas Company (“SNG”) from El Paso Corporation (“El Paso”) for an aggregate consideration of $1,133 million (the “Acquisition”). EPB will finance the Acquisition with (i) approximately $415 million of cash proceeds from the September 2010 public offering of 13,225,000 common units and the issuance of 269,898 general partner units, (ii) $325 million in estimated net proceeds from the issuance of 10,000,000 common units pursuant to the November 2010 common unit offering and the issuance of 204,081 general partner units, and (iii) $393 million of the net proceeds from the issuance of $800 million of debt financing. The remaining net proceeds from the debt financing will be used to repay outstanding debt (“Debt Repayments”) including approximately $154 million of Elba Express non-recourse project financing debt and $245 million in outstanding borrowings under EPB’s revolving credit facility.

The unaudited pro forma condensed consolidated financial statements as of September 30, 2010 and for the years ended December 31, 2009, 2008 and 2007, and for the nine months ended September 30, 2010 and 2009, were derived from the historical consolidated financial statements of EPB and SNG. EPB’s historical consolidated financial statements for all periods presented include 100 percent of the historical results of SLNG and Elba Express with 49 percent attributable to El Paso as a noncontrolling interest. The unaudited pro forma condensed consolidated financial statements as of September 30, 2010, for the nine months ended September 30, 2010 and 2009 and for the year ended December 31, 2009 reflect (i) the Acquisition, (ii) the acquisition of an additional 20 percent general partner interest in SNG completed in June 2010 (“June 2010 SNG Acquisition”), (iii) the acquisition of a 51 percent member interest in each of SLNG and Elba Express completed in March 2010 (“March 2010 SLNG/Elba Acquisition”), (iv) the financing through equity and debt associated with the Acquisition, the June 2010 SNG Acquisition and the March 2010 SLNG/Elba Acquisition, and (v) the Debt Repayments, as if such transactions had occurred on September 30, 2010 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2009 for the unaudited pro forma condensed consolidated statements of income.

Subsequent to the acquisition of an additional 15 percent interest in SNG, we have the ability to control its operating and financial decisions and policies. Because the acquisition will be accounted for as a reorganization of entities under common control, these unaudited pro forma condensed consolidated financial statements reflect EPB’s consolidation of 100 percent of the historical results of SNG for all periods presented with 40 percent attributable to El Paso as a noncontrolling interest. Also included are unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2008 and 2007 reflecting only the change in reporting entity due to the consolidation of SNG.

The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions contemplated and the pro forma adjustments are factually supportable. We have reflected those items expected to have a continuing impact on EPB. We believe that the assumptions give the appropriate effect to the expected impact of the events that are directly attributable to the Acquisition, the June 2010 SNG Acquisition, the March 2010 SLNG/Elba Acquisition and the Debt Repayments, including the resulting consolidation of SNG in EPB’s financial statements as well as directly related financing transactions. Actual effects of these transactions will differ from the pro forma adjustments.

Subsequent to the preparation of the unaudited pro forma condensed consolidated financial statements, on November 16, 2010, EPB priced the November 2010 common unit offering of 10,500,000 common units at a price to the public of $33.45 per unit, resulting in estimated net proceeds to EPB of $346.4 million, including El Paso Pipeline GP Company, L.L.C.’s proportionate capital contribution to maintain its two percent general partner interest in EPB. Therefore, the adjustments in the unaudited pro forma condensed consolidated financial statements do not give effect to EPB’s receipt of net proceeds from the common unit offering in excess of $325 million by reason of an increase in the offering price and the number of common units sold, nor do these pro forma adjustments give effect to the $50 million decrease in the amount of debt to be issued.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes and the historical consolidated financial statements filed in our current Report on Form 8-K filed on June 10, 2010 (the “June Form 8-K”) and EPB’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

El Paso Pipeline Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2010

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
	(In millions)

ASSETS
Current assets
Cash and cash equivalents	$473.5	$6.0	$790.8	(j)	$63.9
			(154.0	)(m)
			(245.6	)(m)
			325.0	(h)
			(1,133.0	)(g)
			1.2	(j)

Other	135.9	109.0	(0.7	)(j),(f),(m)	244.2

Total current assets	609.4	115.0	(416.3)		308.1

Property, plant and equipment, at cost	4,048.5	3,837.0			7,885.5
Less accumulated depreciation and amortization	871.5	1,397.0			2,268.5

Total property, plant and equipment, net	3,177.0	2,440.0			5,617.0
Other assets
Investments in unconsolidated affiliates	737.6	57.0	(722.3	)(d)	72.3
Other	114.9	75.0	3.0	(j),(m)	192.9

	852.5	132.0	(719.3)		265.2

Total assets	$4,638.9	$2,687.0	$(1,135.6)		$6,190.3

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$202.2	$144.0	$(5.9	)(m)	$339.8
			(0.5	)(f)
Long-term financing obligations, including capital lease obligation	2,137.2	910.0	800.0	(j)	3,455.9
			(148.1	)(m)
			(245.6	)(m)
			2.4	(j)
Other long-term liabilities	53.6	28.0	—		81.6

	2,190.8	938.0	408.7		3,537.5
Commitments and contingencies
Partners’ capital
EPB/SNG partners’ capital	1,463.7	1,605.0	(436.6	)(i)	1,344.4
			(6.4	)(m)
			(0.9	)(j)
			325.0	(h)
			(963.1	)(d)
			(642.0	)(e)
			(0.3	)(j)

Noncontrolling interests	782.2	—	(455.6	)(a)	968.6
			642.0	(e)

Total partners’ capital	2,245.9	1,605.0	(1,537.9)		2,313.0

Total liabilities and partners’ capital	$4,638.9	$2,687.0	$(1,135.6)		$6,190.3

El Paso Pipeline Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2010

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
	(In millions, except per unit amounts)

Operating revenues	$582.2	$410.0	$		$992.2
Operating expenses
Operation and maintenance	173.0	116.0			289.0
Depreciation and amortization	68.8	44.0			112.8
Taxes, other than income taxes	24.8	21.0			45.8

	266.6	181.0	—		447.6

Operating income	315.6	229.0			544.6
Earnings from unconsolidated affiliates	63.5	11.0	(62.2	)(d)	12.3
Other income, net	20.5	3.0	(1.4	)(c)	22.1
Interest and debt expense, net	(84.7)	(48.0)	(37.8	)(k)	(173.6)
			7.6	(l)
			(10.7	)(n)
Affiliated interest income, net	0.8	1.0	(0.4	)(b)	1.4

Income before income taxes	315.7	196.0	(104.9)		406.8
Income taxes	2.4	—	(2.4	)(c)	—

Net income	313.3	196.0	(102.5)		406.8
Net income attributable to noncontrolling interests	(93.4)	—	52.4	(a)	(119.4)
			(78.4	)(e)

Net income attributable to El Paso Pipeline Partners, L.P.	$219.9	$196.0	$(128.5)		$287.4

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit — Basic and Diluted:
Common units	$1.37				$1.56
Subordinated units	$1.26				$1.56
Weighted average limited partner units outstanding — Basic and Diluted:
Common units	115.1				147.5
Subordinated units	27.7				27.7

El Paso Pipeline Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2009

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
	(In millions, except per unit amounts)

Operating revenues	$440.9	$369.0	$		$809.9
Operating expenses
Operation and maintenance	133.5	130.0			263.5
Depreciation and amortization	55.1	41.0			96.1
Taxes, other than income taxes	21.0	20.0			41.0

	209.6	191.0	—		400.6

Operating income	231.3	178.0			409.3
Earnings from unconsolidated affiliates	37.0	8.0	(35.7	)(d)	9.3
Other income, net	33.0	2.0	(6.5	)(c)	28.5
Interest and debt expense, net	(50.2)	(48.0)	(37.8	)(k)	(158.5)
			4.1	(l)
			(26.6	)(n)
Affiliated interest income, net	2.4	1.0	(1.0	)(b)	2.4

Income before income taxes	253.5	141.0	(103.5)		291.0
Income taxes	15.7	—	(15.7	)(c)	—

Net income	237.8	141.0	(87.8)		291.0
Net income attributable to noncontrolling interests	(66.4)	—	21.7	(a)	(101.1)
			(56.4	)(e)

Net income attributable to El Paso Pipeline Partners, L.P.	$171.4	$141.0	$(122.5)		$189.9

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit — Basic and Diluted:
Common units	$1.13				$1.03
Subordinated units	$1.09				$1.00
Weighted average limited partner units outstanding — Basic and Diluted:
Common units	89.8				139.8
Subordinated units	27.7				27.7

El Paso Pipeline Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2009

	Historical		Pro Forma
	EPB	SNG	Adjustments		Pro Forma
	(In millions, except per unit amounts)

Operating revenues	$609.9	$510.0	$		$1,119.9
Operating expenses
Operation and maintenance	180.1	173.0			353.1
Depreciation and amortization	74.0	55.0			129.0
Taxes, other than income taxes	27.9	27.0			54.9

	282.0	255.0	—		537.0

Operating income	327.9	255.0			582.9
Earnings from unconsolidated affiliates	53.4	11.0	(52.5	)(d)	11.9
Other income, net	46.2	2.0	(9.2	)(c)	39.0
Interest and debt expense, net	(67.2)	(62.0)	(50.5	)(k)	(208.9)
			6.2	(l)
			(35.4	)(n)
Affiliated interest income, net	2.9	2.0	(1.3	)(b)	3.6

Income before income taxes	363.2	208.0	(142.7)		428.5
Income taxes	21.2	—	(21.2	)(c)	—

Net income	342.0	208.0	(121.5)		428.5
Net income attributable to noncontrolling interests	(96.6)	—	30.6	(a)	(149.2)
			(83.2	)(e)

Net income attributable to El Paso Pipeline Partners, L.P.	$245.4	$208.0	$(174.1)		$279.3

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit — Basic and Diluted:
Common units	$1.64				$1.53
Subordinated units	$1.56				$1.50
Weighted average limited partner units outstanding — Basic and Diluted:
Common units	91.8				141.7
Subordinated units	27.7				27.7

El Paso Pipeline Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2008

	Historical		Pro Forma
	EPB	SNG	Adjustments(1)		Pro Forma
	(In millions, except per unit amounts)

Operating revenues	$524.8	$540.0	$		$1,064.8
Operating expenses
Operation and maintenance	172.6	189.0			361.6
Depreciation and amortization	65.4	53.0			118.4
Taxes, other than income taxes	25.1	27.0			52.1

	263.1	269.0	—		532.1

Operating income	261.7	271.0			532.7
Earnings from unconsolidated affiliates	32.9	13.0	(29.8	)(d)	16.1
Other income, net	23.3	10.0			33.3
Interest and debt expense, net	(57.1)	(72.0)			(129.1)
Affiliated interest income, net	26.9	13.0			39.9

Income before income taxes	287.7	235.0	(29.8)		492.9
Income taxes	18.3	—			18.3

Net income	269.4	235.0	(29.8)		474.6
Net income attributable to noncontrolling interests	(79.7)	—	(94.0	)(e)	(173.7)

Net income attributable to El Paso Pipeline Partners, L.P.	$189.7	$235.0	$(123.8)		$300.9

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit — Basic and Diluted:
Common units	$1.26				$1.26
Subordinated units	$1.12				$1.12
Weighted average limited partner units outstanding — Basic and Diluted:
Common units	64.2				64.2
Subordinated units	27.7				27.7

(1)	Reflects only EPB’s consolidation of SNG due to change in reporting entity.

El Paso Pipeline Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2007

	Historical		Pro Forma
	EPB	SNG	Adjustments(1)		Pro Forma
	(In millions, except per unit amounts)

Operating revenues	$486.2	$482.0	$		$968.2
Operating expenses
Operation and maintenance	168.8	160.0			328.8
Depreciation and amortization	53.5	53.0			106.5
Taxes, other than income taxes	22.5	27.0	—		49.5

	244.8	240.0	—		484.8

Operating income	241.4	242.0			483.4
Earnings from unconsolidated affiliates	4.1	88.0	(2.6	)(d)	89.5
Other income, net	13.6	13.0			26.6
Interest and debt expense, net	(50.0)	(91.0)			(141.0)
Affiliated interest income, net	43.5	19.0	—		62.5

Income before income taxes	252.6	271.0	(2.6)		521.0
Income taxes	58.8	69.0	—		127.8

Income from continuing operations	193.8	202.0	(2.6)		393.2
Income from continuing operations attributable to noncontrolling interests	(59.3)	—	(80.8	)(e)	(140.1)

Income from continuing operations attributable to El Paso Pipeline Partners, L.P.	$134.5	$202.0	$(83.4)		$253.1

Income from continuing operations attributable to El Paso Pipeline Partners, L.P. per limited partner unit — Basic and Diluted:(2)
Common units	$0.11				$0.11
Subordinated units	$0.11				$0.11
Weighted average limited partner units outstanding — Basic and Diluted:
Common units	57.2				57.2
Subordinated units	27.7				27.7

(1)	Reflects only EPB’s consolidation of SNG due to change in reporting entity.

(2)	Amounts are calculated from the date of the initial public offering to December 31, 2007.

El Paso Pipeline Partners, L.P.

Notes to Unaudited Pro Forma
Condensed Consolidated Financial Statements

Historical

EPB’s historical condensed consolidated balance sheet as of September 30, 2010 and historical condensed consolidated statements of income for the nine months ended September 30, 2010 and 2009 are derived from the unaudited consolidated financial statements in EPB’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. EPB’s historical condensed consolidated statements of income for the years ended December 31, 2009, 2008 and 2007 are derived from EPB’s annual audited consolidated financial statements included in EPB’s June Form 8-K. EPB’s historical financial statements for all periods presented include 100 percent of the historical results of SLNG/Elba Express with 49 percent attributable to El Paso as a noncontrolling interest. SNG’s historical condensed consolidated balance sheet as of September 30, 2010 and historical condensed consolidated statements of income for the nine months ended September 30, 2010 and 2009 are derived from SNG’s unaudited consolidated financial statements in SNG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. SNG’s historical condensed consolidated statements of income for the years ended December 31, 2009, 2008 and 2007 are derived from the annual audited consolidated financial statements included in SNG’s 2009 Annual Report on Form 10-K.

Pro Forma Adjustments

Acquisition of an additional 49 percent member interest in SLNG and Elba Express

The historical amounts as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 and for the year ended December 31, 2009 have been adjusted to reflect the acquisition of an additional 49 percent member interest in each of SLNG and Elba Express as if they had occurred on September 30, 2010 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2009 for the unaudited pro forma condensed consolidated statements of income. Following the acquisition of an additional 49 percent member interest in each of SLNG and Elba Express from El Paso, EPB will own 100 percent of both entities. Accordingly, the following adjustments reflect the effect of EPB’s increased ownership position:

(a) Reflects the elimination of income from noncontrolling interest and the associated noncontrolling interest attributable to El Paso’s 49 percent ownership in each of SLNG and Elba Express.

(b) Reflects an adjustment to affiliated interest income due to the distribution of SLNG’s balance in the El Paso cash management program to El Paso to settle the outstanding income tax payable.

On February 4, 2010, SLNG, which was previously a corporation, converted into a Delaware limited liability company and is no longer subject to income taxes. Accordingly, the following adjustment reflects the elimination of income taxes and certain other related tax balances from SLNG for the nine months ended September 30, 2010 and 2009 and the year ended December 31, 2009:

(c) Reflects an adjustment to eliminate income tax and the tax effect on the equity allowance for funds used during construction from EPB’s historical condensed consolidated statements of income.

Acquisition of an additional 15 percent general partner interest in SNG and consolidation

The historical amounts as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007 have been adjusted to reflect the consolidation of SNG for the acquisition by EPB of an additional 15 percent general partner interest in SNG in connection with the Acquisition, which will increase EPB’s ownership interest in SNG to 60 percent. EPB will reflect this transaction as a change in reporting entity and will account for the transaction as a reorganization of entities under common control. Due to the change in reporting entity, the unaudited pro forma condensed consolidated financial statements reflect the effects of EPB’s consolidation of 100 percent of

El Paso Pipeline Partners, L.P.

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements — (Continued)

the historical results of SNG for all periods presented with 40 percent attributable to El Paso’s noncontrolling interest. Accordingly, the following adjustments reflect the effects of EPB’s consolidation of SNG:

(d) Reflects an adjustment to eliminate EPB’s historical equity investment in and equity earnings from SNG.

(e) Reflects an adjustment to record El Paso’s 40 percent noncontrolling interest in SNG as of September 30, 2010. El Paso’s 40 percent share of net income attributable to noncontrolling interest has been calculated based upon SNG’s income from continuing operations for all periods presented.

(f) Reflects the elimination of intercompany balances between SNG and EPB and affiliates.

Financing transactions

The following adjustments reflect the related financing transactions:

(g) Reflects a decrease in cash of $1,133 million as consideration paid to El Paso to fund the Acquisition.

(h) Reflects the issuance of 10,000,000 common units pursuant to the November 2010 common units offering and 204,081 general partner units for estimated net proceeds of $325 million assuming an offering price of $33 per unit and historical expenses incurred by us in similar equity offerings.

(i) Since these transactions were between entities under common control, we reflected our additional interest in each of SNG, SLNG and Elba Express at its historical carrying value of approximately $696.4 million and reflected the difference between historical cost and the cash paid to El Paso as a general partner distribution of $436.6 million.

(j) Reflects the issuance of $800 million of debt for estimated net proceeds of $790.8 million as partial consideration for the Acquisition and for the Debt Repayments and borrowings under our revolving credit facility of $2.4 million to pay acquisition and offering expenses.

(k) Reflects an adjustment to interest expense related to the debt discussed in (j) above and related amortization of debt issuance costs. The increase in interest expense was calculated using an assumed fixed rate of 6.2% for the $800 million debt financing and a rate of 1.0% for the revolving credit facility. The annual impact on interest expense due to a 0.125% change in the interest rate is $1.0 million.

(l) Reflects an adjustment to decrease interest expense as a result of the Debt Repayments. The decrease in interest expense was calculated using a rate of 3.25% for the Elba Express debt and a fixed rate of 1.0% for the revolving credit facility.

(m) Reflects the Debt Repayments of $154 million for the Elba Express non-recourse project financing debt and the repayment of $245.6 million of outstanding borrowings under EPB’s revolving credit facility. Additionally, related unamortized debt issuance costs were expensed at the time of repayment.

(n) Reflects an adjustment for the interest expense and related amortization of debt issuance costs associated with the $425 million 6.5% Senior Notes issued in conjunction with the March 2010 SLNG/Elba Acquisition and the $110 million 6.5% Senior Notes issued in conjunction with the June 2010 SNG Acquisition.

Pro Forma Earnings Per Unit

Pro forma net income attributable to EPB per limited partner unit is computed by dividing the pro forma net income attributable to EPB that would have been allocated to the common and subordinated unitholders by

El Paso Pipeline Partners, L.P.

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements — (Continued)

the number of common and subordinated units which would have been outstanding had the Acquisition, the March 2010 SLNG/Elba Acquisition, the June 2010 SNG Acquisition, related financings and the Debt Repayments (“the Transactions”) occurred on January 1, 2009.

Common units used in the pro forma calculation for the nine months ended September 30, 2010 and 2009 and the year ended December 31, 2009 reflect the historical weighted average units outstanding adjusted for the issuances which are considered related to the Transactions, specifically: (i) the January 2010 public offering of 9,862,500 common units and issuance of 201,404 general partner units to El Paso; (ii) the March 2010 issuance of 5,346,251 common units and 109,107 general partner units to El Paso; (iii) the June 2010 public offering of 11,500,000 common units and issuance of 234,694 general partner units to El Paso; (iv) the September 2010 public offering of 13,225,000 common units and issuance of 269,898 general partner units to El Paso; and (v) the November 2010 public offering of 10,000,000 common units and issuance of 204,081 general partner units to El Paso as if all units were issued on January 1, 2009. Additionally, 27,727,411 subordinated units have been outstanding since EPB’s initial public offering. In determining pro forma net income attributable to EPB per limited partner unit, EPB has reflected assumed cash distributions which would have been payable to unitholders under EPB’s partnership agreement as if the units directly attributable to the Transactions were outstanding from January 1, 2009.

Due to the change in reporting entity, the unaudited pro forma condensed consolidated statements of income reflect 100 percent of the historical results of operations of SNG in all periods presented (with 40 percent attributable to El Paso as noncontrolling interest). Common units used in the pro forma calculation for the years ended December 31, 2008 and 2007 reflect the historical weighted average units outstanding. As a result of the consolidation of SNG, earnings prior to the acquisition of the incremental interests in SNG have been allocated to the general partner for the years ended December 31, 2008 and 2007.

The pro forma net income attributable to EPB per limited partner unit calculations are performed without regard to arrearages.